EXHIBIT 4.19

Deed of settlement and release – Mr Frank J Cicutto

The deed of settlement and release for Mr Frank J Cicutto is incorporated by reference to National Australia Bank Limited’s Annual Report on Form 20-F for the fiscal year ended September 30, 2003 as filed with the Commission on March 26, 2004.